Exhibit 10.2

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”) is made and entered into this __th day of ________, 2011 (the “Effective Date”), by and between Savoy Energy Corporation, a Nevada corporation (“Savoy” or the “Company”) and ASL Energy Corp., a Texas corporation and or its assigns (“ASL”) sometimes hereinafter being referred to individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, ASL is in the oil and gas industry and works to, among other things, bring together purchasers and sellers of oil and gas interests, acquire and sell oil and gas interests and consult with companies in connection with the acquisition of funding for the purchase of oil and gas assets (the “Oil and Gas Services”);

WHEREAS, ASL manages and/or provides contacts and personnel to companies to provide oil and gas management services to such companies (the “Management Services”);

WHEREAS, ASL provides restructuring advice and consulting services to oil and gas companies (“Consulting Services”); and

WHEREAS, the Company desires to retain the services of ASL to provide business and management services, Oil and Gas Services, Management Services and Consulting Services to the Company, upon the terms and conditions set forth below, and ASL is willing to undertake such obligations.

NOW, THEREFORE, in consideration for the promises and pledges contained below and other good and valuable consideration, which consideration the Parties acknowledge receipt of, and the promises and the mutual covenants, agreements, and considerations herein contained, the Parties hereto agree as follows:

1.            Term.  This Agreement shall be effective as of the Effective Date and shall continue for ninety (90) days (the “Initial Term”), and shall continue thereafter on a month-to-month basis unless either party provides the non-terminating party at least thirty (30) days written notice of their intent to terminate this Agreement subsequent to the expiration of the Initial Term (collectively the “Term”).

(a) Termination by the Company. The Company shall have no right to terminate this Agreement unless (i) ASL shall have materially breached any material term or condition of this Agreement, and such breach is not remedied within thirty (30) days after the receipt of notice of such breach; provided, that if ASL commences and diligently pursues to cure such breach within the thirty (30) day period and such breach has not been cured, then, upon notice from ASL to the Company, the Company may not terminate this Agreement for an additional sixty (60) days so long as ASL continues to diligently pursue such cure; or (ii) unless ASL has committed gross negligence or bad faith in connection with the Services it has agreed to provide to the Company hereunder; and then only with thirty (30) days written notice by the Company to ASL.

(b) Termination by ASL. ASL shall have no right to terminate this Agreement unless (i) the Company shall have materially breached any material term or condition of this Agreement, and such breach is not remedied within thirty (30) days after the receipt of notice of such breach; provided, that if the Company commences and diligently pursues to cure such breach within the thirty (30) day period and such breach has not been cured, then, upon notice from the Company to ASL, ASL may not terminate this Agreement for an additional sixty (60) days so long as the Company continues to diligently pursue such cure; or (ii) unless the Company has committed gross negligence or bad faith in connection with the Services it has agreed to provide to the ASL  hereunder; and then only with thirty (30) days written notice by ASL  to the Company.

(c) Termination by Mutual Consent of the Parties.  This Agreement can be terminated at any time with the mutual consent of both Parties.

2.            Services. The Company hereby engages ASL during the Term of this Agreement, to provide the services set forth below to the Company (collectively the “Services”):

(a) Providing the Oil and Gas Services;

(b) Providing the Management Services;

(c) Providing the Consulting Services;

(d) Providing such other management and support services for the Company’s oil and gas properties and interests as may be reasonably requested from time to time by the Company;

(e) Providing assistance, guidance and consulting services to the Company in connection with potential oil and gas acquisitions and/or sale transactions and identifying assets or operating entities to be contributed to or acquired by the Company (collectively “Transactions”), including bringing potential Transactions to the Company; helping the Company evaluate Transactions; performing due diligence in connection with Transactions; and helping to negotiate the terms of Transactions;

(f) Helping the Company to raise funding in order to complete Transactions, as requested by the Company and subject to applicable laws and regulations; and

(g) ASL hereby accepts such engagement and agrees to perform the Services in accordance with the terms and conditions of this Agreement.

(h) The Parties agree that the Services provided by ASL to the Company are non-exclusive and that the Company has the right to engage additional consultants, finders or advisors separate from this Agreement and ASL’s rights hereunder.

(i) ASL’s Fees.  The Company confirms that ASL may have interests in the Transactions that it brings to the Company or performs services with in connection with the Transactions and ASL may receive fees or other consideration from buyers, sellers or related parties in connection with the Transactions (i.e., fees from parties on either or both sides of each Transaction), and the Company agrees and consents to ASL’s rights to receive such fees and ASL’s interests in such Transactions.

3.            Consideration. In consideration for ASL agreeing to perform the Services during the Term of this Agreement, the Company agrees:

(a) To pay ASL a one-time fee (which shall be considered a signing bonus) of $100,000 in cash, which will be due upon execution of this Agreement (the “Signing Bonus”) and shall be evidenced by a Convertible Promissory Note in the form of Exhibit A attached hereto (the “Note”) in the amount of $105,000 (which also includes $5,000 in expenses previously incurred by ASL in connection with the Services and prior to the Parties entry into this Agreement).  The Note shall provide ASL the right to convert the principal amount thereof into shares of the Company’s common stock from time to time at a conversion price of $0.002 per share (the “Conversion Rights”);

(b) To pay ASL a bonus in the event a Restructuring of the Company is completed during the Term of $100,000 (the “Restructuring Bonus”), which shall be payable on the effective date of such Restructuring.  A “Restructuring” shall be defined for the purposes of this Agreement as:

(1)           the adoption of an asset purchase agreement, share exchange agreement, plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation;

(2)           the approval by the Board of Directors of the Company of an agreement providing for the sale or transfer of substantially all the assets of the Company; or

(3)           the acquisition of more than 50% of the Company's voting capital stock by any person within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (other than the Company or a person that currently directly or indirectly controls, is controlled by, or is under common control with, the Company).

(c) To pay ASL a bonus of $0.20 for every $1.00 of reduction of liabilities including contingent liabilities (including, but not limited to off-balance sheet liabilities) of the Company in the event ASL, through the Services reduces such liabilities during the Term (the “Reduction in Liabilities Bonus” and together with the Restructuring Bonus and the Cash Consideration, the Signing Bonus, the “Cash Consideration”), which shall be payable on the date such liabilities are reduced;

(d) To issue shares of restricted common stock to ASL totaling an aggregate of 1% of the Company’s fully-diluted shares of common stock following completion of a Restructuring, in the event that ASL is able to successfully locate an individual or entity willing to enter into a Restructuring transaction with the Company, subject to ASL and such issuance meeting applicable requirements to comply with an exemption from registration under the Securities Act of 1933, as amended, and ASL entering into a Subscription Agreement confirming and acknowledging such requirements (the “Shares”);

(e) To pay employees and consultants of ASL certain hourly rates for services both inside and outside of this Agreement, as privately negotiated between ASL and the Company from time to time and agreed in writing in advance between the Company and ASL;

(f) If not paid within thirty (30) days of the date such Cash Consideration is due, such Cash Consideration shall be added to the principal amount of the Note and shall be subject in all cases to the Security Interest.

(g) ASL shall be granted a security interest (the “Security Interest”) to secure the payment of the Cash Consideration and ASL shall further be provided the right to file a UCC Financing Statement covering and providing ASL a first priority security interest over all of the Company’s assets and ASL and the Company shall enter into a Security Agreement in the form of Exhibit B attached hereto, to evidence and reflect such Security Interest subsequent to the Parties entry into this Agreement.

(h) The Company agrees such Cash Consideration, Shares, Conversion Rights and Security Interest are reasonable and fair.

(i) The Company shall reimburse ASL (and where possible will prepay on ASL’s or such designee’s behalf expenses incurred in travel and hotel matters) as well as other designees which are brought on by ASL to provide Services to the Company and does not require any pre-approval with respect to transactions involving the Company and ASL, and associated entities, for any and all reasonable and actual expenses incurred by ASL and its designees in connection with Services to the Company, provided that expenses shall require written pre-approval by the Company.

(j) Any and all fees, compensation, expenses and other amounts incurred by ASL or payable to ASL hereunder by the Company which are not paid as due as provided herein shall be added to the principal amount of the Note and shall be subject in all cases to the Security Interest.

4.            Indemnification.  In consideration of ASL’s execution and delivery of this Agreement and agreeing to render the Services, the Company shall defend, protect, indemnify and hold harmless ASL and all of its stockholders, officers, directors, employees, attorneys and assigns and any of the foregoing person’s heirs, executors, administrators, successors, assigns or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement or as employees or consultants to the Company or ASL) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (each a “Claim”) (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney’s fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (each a “Proceeding”) relating to (a) the Services; (b) any material misrepresentation or omission, or breach of any representation or warranty made by the Company herein; or (c) the Company in general.

(1)To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which it would be required to make if such foregoing undertaking was enforceable which is permissible under applicable law.

(2)Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (hereinafter “Indemnitor”) under this Section 4, deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnitor.  The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action, to the extent that such failure is materially prejudicial to the Indemnitor’s ability to defend such action, shall relieve the Indemnitor of liability to the Indemnified Party under this Section 4, but the omission to so deliver written notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnified Party other than under this Section 4 to the extent it is prejudicial.

(3)Costs incurred by any Indemnified Party hereunder, if not immediately paid by the Company shall be added to the principal amount of the Note and shall be subject in all cases to the Security Interest.

(4)In the event that any Indemnified Party becomes subject to a Proceeding or is subject to  a Claim, ASL shall be immediately due an additional fee of $50,000 in liquidated damages pursuant to the terms of this Agreement (the “Litigation Fee”), which the Company agrees is reasonable, which the Parties agree is not a penalty, but is a good faith estimate of the damages which ASL would be subject to (which may otherwise be difficult to calculate or determine).  The Parties further agree and confirm that the Litigation Fee is reasonable and was agreed to at arms-length.  If not immediately paid when due the Litigation Fee shall be added to the principal amount of the Note and shall be subject in all cases to the Security Interest.

5.            Limitation on Liability. Notwithstanding any other provision of this Agreement, none of the Parties shall be liable to the other Party or third parties for indirect, incidental, special (including multiple or punitive) or consequential damages, including – but not limited to – loss of anticipated profit, lost data and their re-establishment, loss of goodwill or any other indirect damages, claimed to be incurred by the other Party whether such claim arises under contract, in tort (including strict liability) or otherwise.

6.            No Agency Relationship.  No partnership or agency relationship shall be formed pursuant to or in connection with this Agreement, whether implied or otherwise (except in connection with the formation of a JV).  Neither Party shall have any authority to negotiate, bind or enter into or execute agreements on behalf of the other Party, except as specifically provided above.

7.            Mutual Representations, Covenants and Warranties.  Each of the Parties, for themselves and for the benefit of each of the other Party hereto, represents, covenants and warranties that:

(a) Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b) The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected;

(c) The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein; and

(d) The Parties agree that in all dealings with each other, related to this Agreement that they shall act, at all times, in good faith and with due diligence.

8.   Confidentiality. ASL, and its officers, directors, employees and agents shall maintain in strict confidence and not copy, disclose or transfer to any other party (a) all confidential business and financial information regarding the Company and its affiliates, including without limitation, projections, business plans, marketing plans, product development plans, pricing, costs, customer, vendor and supplier lists and identification, channels of distribution, and terms of identification of proposed or actual contracts, and (b) all other confidential information of the Company, except as otherwise required in connection with the Services which ASL has agreed to provide hereunder. In furtherance of the foregoing, ASL agrees that it shall not transfer, transmit, distribute, download or communicate, in any electronic, digitized or other form of media, any of the confidential information of the Company, except as otherwise required in connection with the Services which ASL has agreed to provide hereunder. All communications regarding any possible transactions shall be kept confidential. The terms, conditions and requirements of this Section 9 shall survive any termination of this Agreement.  ASL, its officers, directors and employees shall not buy, sell, trade or advise any other party to buy, sell, or trade any of the Company’s securities in the open market based on confidential information regarding the Company.

9. Independent Contractor. ASL shall be deemed an independent contractor in the performance of the Services under this Agreement and none of its employees shall be considered employees of Company or any of its subsidiaries. Nothing in this Agreement shall be deemed to constitute either Party a partner, joint venturer, agent or legal representative of the other Party (except in connection with the formation of a JV), nor shall either Party have the right or authority to assume, create or incur any liability or obligation, express or implied, against, in the name of, or on behalf of the other Party, except as expressly provided in this Agreement or authorized in writing by such other Party. ASL shall be solely responsible for all matters relating to the payment of its employees, including compliance with social security, withholding and all other similar regulations governing such matters, and ASL shall be solely responsible for the services performed hereunder.

10. Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

11. Authority. The Parties warrant by their signature below that each is authorized to sign this Agreement, and in the event that any Party is an entity, that such signatory has full power to bind the Party, and that such Party has obtained all required approvals to enter into this Agreement.  The Parties further warrant that each has executed this Agreement of their own free will and accord and for purposes and consideration set forth.

12. Section Headings. Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

13. Governing Law.  This Agreement shall be deemed to have been made in the State of Texas and shall be construed, and the rights and liabilities determined, in accordance with the law of the State of Texas, without regard to the conflicts of laws rules of such jurisdiction.

14. Severability.  Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

15. Entire Agreement.  This Agreement and all other agreements and documents referred herein constitute the entire agreements between the Company and ASL.  No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof.  All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein.

16. Successors. This Agreement shall be binding upon and inure to the benefit of the Company and ASL and their respective successors and assigns.  Any purchaser or acquiror of substantially all of the assets or outstanding securities of the Company and/or any successor in interest to the public reporting and filing obligations of the Company shall be deemed a successor hereunder and shall further be deemed to have acquired and agreed to be bound by the terms and conditions of this Agreement.

17. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

18. Arm’s Length Negotiations.  Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

19. Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one party and faxed or scanned and emailed to another party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above to be effective as of the Effective Date.

THE “COMPANY”
Savoy Energy Corporation

/s/ Arthur Bertagnolli
Arthur Bertagnolli
President

“ASL”
ASL Energy Corp.

/s/ Daniel Vesco
Daniel Vesco
President